                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PRISON REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

         On June 30, 2000, Prison Realty Trust, Inc. ("Prison Realty") announced a proposed restructuring of Prison Realty and Corrections Corporation of America, or CCA, its primary tenant (the "Restructuring"). Under the terms of the proposed Restructuring, Prison Realty will, among other things: (i) merge with CCA for non-cash consideration on or before September 15, 2000; (ii) elect to be taxed as a subchapter C corporation, rather than as a REIT, for federal income tax purposes commencing with its 2000 taxable year; and (iii) select new senior management for Prison Realty through the appointment of a new chief executive officer and chief financial officer. Prison Realty also announced that it intends to restructure its existing board of directors by increasing the size of the existing board of directors. In addition, certain existing directors are expected to resign, allowing the appointment of one or more new directors to the vacancies created by the resignations.

         In connection with the restructuring of the Prison Realty board of directors, on Tuesday, August 8, 2000, William F. Andrews was elected to the Prison Realty board and appointed to serve as its chairman. Mr. Andrews replaced Thomas W. Beasley as the chairman of Prison Realty's board of directors. Mr. Beasley will continue to serve as a director of Prison Realty.

         The text of the press release containing the announcement of Mr. Andrews' election to the board and appointment to serve as its chairman is included herewith. The press release may be deemed to be solicitation material with respect to the proposed Restructuring.

         Prison Realty and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the Restructuring. These directors and executive officers include: William F. Andrews, Thomas W. Beasley, C. Ray Bell, Jean-Pierre Cuny, Ted Feldman, John D. Ferguson, Joseph V. Russell, Charles W. Thomas, Ph.D., J. Michael Quinlan, and Vida H. Carroll. As of August 4, 2000, Thomas W. Beasley is deemed to beneficially own 2,490,626 shares of Prison Realty common stock, or approximately 2.1% of Prison Realty's issued and outstanding common stock. The remaining directors and executive officers of Prison Realty beneficially own in the aggregate less than 1% of the common stock of Prison Realty.

  Prison Realty has filed definitive proxy materials with the U.S. Securities and Exchange Commission (the "Commission") with respect to the Restructuring, and commenced delivery of such materials to Prison Realty's stockholders on or about July 31, 2000. Prison Realty stockholders and other investors are urged to read these proxy materials, as they contain important information. The proxy materials are available for free from the Commission's web site at www.sec.gov and from Prison Realty.

                                                                    NEWS RELEASE

          WILLIAM F. ANDREWS NAMED CHAIRMAN OF THE BOARD OF DIRECTORS
                          OF PRISON REALTY TRUST, INC.

         NASHVILLE, Tenn., Aug. 8 /PRNewswire/ -- Prison Realty Trust, Inc. (NYSE: PZN - news) announced today that William F. Andrews has been named to the board of directors of Prison Realty and has been elected to serve as its chairman. Mr. Andrews succeeds Thomas W. Beasley as chairman of board of Prison Realty, who will continue to serve as a member of its board of directors.

         "We are extremely pleased to announce that Bill Andrews has joined our board of directors as its chairman," stated Thomas W. Beasley. "He brings significant experience to our corporate governance process and has earned high marks as chairman or president and chief executive officer of five public companies, including chairman of three New York Stock Exchange companies. Additionally, Bill has been chairman of three private companies and has been on the boards of many public companies. As a principal at Kolberg & Company since 1995, Bill Andrews brings significant experience in financial markets and finance to Prison Realty."

         "Bill Andrews understands our core business very well. He was a member of Corrections Corporation of America's Board from 1986 until 1998, prior to the company's merger with Prison Realty Trust. As the new chairman, he will be responsible for revitalizing our board of directors and addressing key corporate governance issues. We expect to announce a new board structure in the near future with a new slate of candidates to be proposed at our annual meeting of stockholders scheduled later this year in November or December. We are focused on a board structure that will be independent of management and be more representative of a New York Stock Exchange company with national and international operations."

         "Bill Andrews will join John Ferguson, our newly appointed CEO and president, in directing the future of Prison Realty," continued Mr. Beasley. "Their goal is to return our operations to profitability and restore our credibility with both customers and stockholders. We are extremely fortunate to have the combination of operational, financial, government and corporate governance experience with John and Bill."

         William F. Andrews was former chairman, president and CEO of Scoville Manufacturing. He also served as chairman, president and CEO of Singer Sewing Machine Company. He has served as president and CEO of UNR Industries, Inc. and chairman, president and CEO of Amdura Corporation. Most recently, he served as chairman of Northwestern Steel and Wire Company and was a director of Juvenile and Jail Facility Management Services, Inc., a private service company owned by Prison Realty Trust, Inc. Bill has also served as chairman of Utica Corporation, and chairman of Schrader-Bridgeport International, Inc. and Scovill Fastners, Inc., all privately held companies. Mr. Andrews is a graduate of the University of Maryland and holds an MBA degree from Seton Hall University.

         "We believe the addition of strong board members like Bill Andrews will be important in directing our new corporate structure and strengthening corporate governance at Prison Realty," concluded Mr. Beasley.

ABOUT THE COMPANY

         Prison Realty's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tennessee, the Company provides financing, design, construction and renovation of new and existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is in the process of developing 50 correctional and detention facilities in 17 states, the District of Columbia, and the United Kingdom.

         The companies operating under the "Corrections Corporation of America" name provide detention and corrections services to governmental agencies. The companies are the industry leader in private sector corrections with approximately 70,000 beds in 77 facilities under contract or under development in the United States, Puerto Rico, Australia, and the United Kingdom. The companies' full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

         Prison Realty has previously announced a proposed restructuring, pursuant to which, among other things, Prison Realty will merge with Corrections Corporation of America, it primary tenant ("CCA"), and elect to be taxed as a subchapter C corporation commencing with its 2000 taxable year. Prison Realty is seeking stockholder approval of the restructuring at a Special Meeting scheduled for September 12, 2000. Pending stockholder approval, the companies intend to complete the restructuring on or before September 15, 2000. Prison Realty has filed definitive proxy materials with respect to the restructuring with the U.S. Securities and Exchange Commission and has commenced delivery of such materials to its stockholders. Stockholders are urged to read these materials carefully as they include important information with respect to the companies and the proposed restructuring.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding changes in management, accounting changes related to a change from federal taxation as a REIT to a subchapter C corporation, merger plan between Prison Realty and CCA, earning expectations, and integration of Prison Realty and CCA operations and businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could cause operating and financial results to differ are described in Prison Realty's Form 10-K and Form 8-K, as well as in other documents filed with the SEC. Other risks may be detailed from time to time in reports to be filed with the SEC. Prison Realty does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



Contacts:
Institutional Investor:        Alex Singal (615) 263-3005
Media:                         Susan Hart (615) 263-3104